Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies Announces the Deployment of its PB3 PowerBuoy in Japan

PENNINGTON, N.J., April 21, 2017 (GLOBE NEWSWIRE) -- Ocean Power Technologies, Inc. (Nasdaq: OPTT) announced today that a PB3 PowerBuoy was deployed off the coast of Kozu-shima Island in Japan as part of its first lease agreement with Mitsui Engineering and Shipbuilding (“MES”).

The PB3 was shipped to Japan in February and arrived in Tokyo on March, 18th, 2017. Upon standard customs processing, the PB3 was transported to Kozu-shima Island where it was staged dockside, and where standard pre-deployment functional checks and preparations were carried out. The deployment of the PB3 and its moorings was completed by a joint team of Penta-Ocean Construction and MES. OPT supported MES with the mooring system specifically for the harsh ocean conditions of Kozu-shima Island.

George H. Kirby, President and Chief Executive Officer at OPT stated: “This is an exciting time for OPT as we initiate this lease and deploy the PB3 in Japanese waters for the first time. The deployment went well and the PB3 has already exceeded two thousand Watts of peak power. We’re looking forward to leveraging this opportunity to bring our PowerBuoys to Japan and other parts of East Asia.”

OPT’s PB3 is a reliable and persistent integrated power and communication platform for remote offshore applications such as subsea and ocean-surface surveillance for security and defense, subsea production operations for oil and gas, and subsea drone docking stations used in the defense and oil and gas markets.  Customers can oftentimes lower operational costs by replacing expensive on-site vessels with a PB3 PowerBuoy, allowing for remote offshore subsea monitoring and control from land-based operations. The PB3 can also provide substantial power to remote offshore sites when replacing lower-powered solar and battery buoys, oftentimes enabling real-time operational decision making through cellular or satellite communications which is standard on the PB3.

The lease agreement calls for a 6-month deployment with the possibility of extension. Throughout its planned deployment, the performance of the PB3 will be monitored with the intent of demonstrating its capabilities for a range of applications.

Mr. Toshihiko Maemura, Manager of the Renewable Energy Project Group of MES, stated, “We are pleased to see the excellent progress of this project. Our collaboration with OPT has been exemplary and we are excited to see the PB3 operating well in Japanese waters. We are looking forward to a successful ocean demonstration in order to confirm effect of our resonance control and durability of our mooring system.”

For more information and pictures of the Japan deployment, please visit the media page of our website at www.oceanpowertechnologies.com.

About Ocean Power Technologies

Headquartered in New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Our PB3 PowerBuoy uses ocean waves to provide clean, reliable and persistent electric power and real-time communications for remote offshore applications in markets such as oil and gas, defense, security, ocean observing, telecommunications and more. To learn more, visit www.oceanpowertechnologies.com

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contacts:

Investor Relations

Andrew Barwicki

Phone: 516-662-9461

Chief Financial Officer

Matthew T. Shafer

Phone: 609-730-0400